Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 22, 2024
FOR IMMEDIATE RELEASE

Washington Trust Reports First Quarter 2024 Earnings

WESTERLY, R.I., April 22, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced first quarter 2024 net income of $10.9 million, or $0.64 per diluted share, compared to net income of $12.9 million, or $0.76 per diluted share, for the fourth quarter of 2023.

“Washington Trust's first quarter performance reflects the importance of our diversified business model, as we were able to generate solid noninterest income while faced with continued margin pressure associated with higher funding costs,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We remain focused on managing the balance sheet, maintaining credit quality, and prudently overseeing expenses to ensure we are adequately positioned to meet the challenges ahead.”

Selected financial highlights for the first quarter of 2024 include:
•Returns on average equity and average assets for the first quarter were 9.33% and 0.61%, respectively, compared to 11.77% and 0.71%, respectively for the preceding quarter.
•The net interest margin was 1.84% in the first quarter, compared to 1.88% in the preceding quarter.
•In the first quarter, a provision for credit losses of $700 thousand was recognized, down by $500 thousand from the provision recognized in the preceding quarter.
•Wealth management revenues amounted to $9.3 million in the first quarter, up by $457 thousand, or 5%, from the preceding quarter.
•Mortgage banking revenues totaled $2.5 million for the first quarter, up by $952 thousand, or 61%, from the preceding quarter.
•Total loans amounted to $5.7 billion, up by $38 million, or 1%, from the end of the preceding quarter.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion, down by $20 million, or 0.4%, from December 31, 2023.

Washington Trust
April 22, 2024
Net Interest Income
Net interest income was $31.7 million for the first quarter of 2024, down by $989 thousand, or 3%, from the fourth quarter of 2023. The net interest margin was 1.84% for the first quarter, a decrease of 4 basis points from the preceding quarter. These declines reflected the continuation of higher funding costs, which outpaced increases in asset yields. Linked quarter changes included:
•Average interest-earning assets increased by $23 million, due to an increase of $46 million in average loans, partially offset by a decline in the average balance of investment securities. The yield on interest-earning assets for the first quarter was 4.93%, up by 12 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $100 million as average wholesale funding balances increased by $122 million while average in-market deposits decreased by $21 million. The cost of interest-bearing liabilities for the first quarter of 2024 was 3.63%, up by 14 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $17.2 million for the first quarter of 2024, up by $3.9 million, or 29%, from the fourth quarter of 2023. Included in other noninterest income in the first quarter of 2024 was $2.1 million associated with a litigation settlement. Excluding this item, noninterest income was up by $1.8 million, or 13%, from the preceding quarter. Linked quarter changes included:
•Wealth management revenues amounted to $9.3 million in the first quarter of 2024, up by $457 thousand, or 5%, on a linked quarter basis. This correlated with an increase in the average balance of wealth management assets under administration ("AUA"), which was up by approximately $427 million, or 7%, from the preceding quarter.
The end of period AUA balance at March 31, 2024 amounted to $6.9 billion, up by $270 million, or 4%, from December 31, 2023. This increase reflected net investment appreciation of $364 million, partially offset by net client asset outflows of $94 million.
•Mortgage banking revenues totaled $2.5 million for the first quarter of 2024, up by $952 thousand, or 61%, from the preceding quarter, reflecting higher realized gains on loan sales, as well as a positive change in the fair value of mortgage loans held for sale and forward loan commitments. Realized gains increased by $453 thousand, or 40%, from the preceding quarter, due to a higher sales yield, as well as a higher volume of loans sold. Loans sold amounted to $72.6 million in the first quarter of 2024, up by $5.2 million, or 8%, from the preceding quarter. In the first quarter of 2024, 76% of residential real estate loan originations were originated for sale, compared to 66% in the preceding quarter.

Noninterest Expense
Noninterest expense totaled $34.4 million for the first quarter of 2024, up by $1.8 million, or 5%, from the fourth quarter of 2023. Linked quarter changes included:
•Salaries and employee benefits expense amounted to $21.8 million, up by $3.3 million, or 18%. In the preceding quarter, performance-based compensation accruals were reduced by $3.4 million. Excluding this item, salaries and employee benefits expense was essentially flat on a linked quarter basis.
•Other noninterest expenses totaled $2.3 million, down by $1.3 million, or 35%, from the preceding quarter, largely due

Washington Trust
April 22, 2024
to a $1.0 million contribution made by Washington Trust to its charitable foundation in the fourth quarter of 2023.

Income Tax
In the first quarter of 2024, income tax expense totaled $2.8 million, reflecting an effective tax rate of 20.6%. In the preceding quarter, an income tax benefit of $774 thousand was recognized, reflecting an effective rate of negative 6.4%. In the fourth quarter of 2023, income tax expense was reduced by a net $3.3 million adjustment to net deferred tax assets that was largely associated with an enacted change in state tax law. Excluding this adjustment, the effective tax rate for the fourth quarter of 2023 would have been 20.4%. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2024 effective tax rate to be approximately 21.0%.

Investment Securities
The securities portfolio totaled $970 million at March 31, 2024, down by $30 million, or 3%, from December 31, 2023, reflecting a decrease of $15 million in the fair value of available for sale debt securities due to changes in market interest rates, as well as routine pay-downs and maturities. The securities portfolio represented 13% of total assets at March 31, 2024, compared to 14% of total assets at December 31, 2023.

Loans
Total loans amounted to $5.7 billion at March 31, 2024, up by $38 million, or 1%, from the end of the preceding quarter. These changes included:
•Commercial loans increased by $60 million, or 2%, from December 31, 2023, reflecting advances and originations of $108 million, partially offset by principal payments of $48 million.
•Residential real estate loans decreased by $19 million, or 0.7%, from December 31, 2023. In the first quarter of 2024, residential real estate loans originated for portfolio amounted to $24 million, down by $15 million, or 39%, from the preceding quarter.
•The consumer loan portfolio decreased by $4 million, or 1%, from December 31, 2023, largely reflecting a decrease in home equity lines.

Deposits and Borrowings
Total deposits amounted to $5.3 billion at both March 31, 2024 and December 31, 2023. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $965 million, or 18% of total deposits, at March 31, 2024.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion at March 31, 2024, down by $20 million, or 0.4%, from December 31, 2023. As of March 31, 2024, in-market deposits were approximately 61% retail and 39% commercial. The average size of our in-market deposit accounts was approximately $36 thousand at March 31, 2024.

Wholesale brokered deposits amounted to $674 million and were up by $20 million, or 3%, from December 31, 2023.

FHLB advances totaled $1.2 billion at March 31, 2024, up by $50 million, or 4%, from December 31, 2023. As of March 31, 2024, contingent liquidity amounted to $1.8 billion and consisted of noninterest-bearing cash, unencumbered securities, and unused collateralized borrowing capacity.

Washington Trust
April 22, 2024
Asset Quality
Nonaccrual loans were $30.7 million, or 0.54% of total loans, at March 31, 2024, compared to $44.6 million, or 0.79% of total loans, at December 31, 2023. The decrease in nonaccrual loans was largely due to one commercial real estate loan that returned to accruing status in the quarter. The composition of nonaccrual loans at March 31, 2024 was 63% commercial and 37% residential and consumer.

Past due loans were $10.0 million, or 0.18% of total loans, at March 31, 2024, compared to $11.3 million, or 0.20% of total loans, at December 31, 2023. The composition of past due loans at March 31, 2024 was largely concentrated in the residential and consumer loan portfolios.

The allowance for credit losses ("ACL") on loans amounted to $41.9 million, or 0.74% of total loans, at March 31, 2024, compared to $41.1 million, or 0.73% of total loans, at December 31, 2023. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.7 million at March 31, 2024, compared to $1.9 million at December 31, 2023.

The provision for credit losses totaled $700 thousand in the first quarter of 2024, down by $500 thousand from the preceding quarter. The provision for credit losses in the first quarter of 2024 was composed of a provision for credit losses on loans of $900 thousand and a negative provision (or a benefit) for credit losses on unfunded commitments of $200 thousand. Net charge-offs amounted to $52 thousand in the first quarter of 2024, compared to $406 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $466.9 million at March 31, 2024, down by $5.8 million, or 1%, from December 31, 2023. Net income of $10.9 million was offset by $9.7 million in dividend declarations and a decline of $7.8 million in the accumulated other comprehensive income ("AOCI") component of shareholders' equity. The decline in AOCI largely reflected a decrease in the fair value of available for sale debt securities due to changes in market interest rates.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended March 31, 2024. The dividend was paid on April 12, 2024 to shareholders of record on April 1, 2024.

Capital levels at March 31, 2024 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 11.62% at March 31, 2024, compared to 11.58% at December 31, 2023. Book value per share was $27.41 at March 31, 2024, compared to $27.75 at December 31, 2023.

Conference Call
Washington Trust will host a conference call to discuss its first quarter results, business highlights, and outlook on Monday, April 22, 2024 at 10:00 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 041815. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 539231. The audio replay will be available through May 6, 2024. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through June 30, 2024.

Washington Trust
April 22, 2024
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut, and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors, or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause our actual results, performance, or achievements to be materially different from the anticipated future results, performance, or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies, and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics;
•regulatory, litigation, and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans, and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Assets:
Cash and due from banks	$102,136	$86,824	$109,432	$124,877	$134,989
Short-term investments	3,452	3,360	3,577	3,439	3,291
Mortgage loans held for sale, at fair value	25,462	20,077	10,550	20,872	7,445
Available for sale debt securities, at fair value	970,060	1,000,380	958,990	1,022,458	1,054,747
Federal Home Loan Bank stock, at cost	55,512	51,893	52,668	45,868	42,501
Loans:
Total loans	5,685,232	5,647,706	5,611,115	5,381,113	5,227,969
Less: allowance for credit losses on loans	41,905	41,057	40,213	39,343	38,780
Net loans	5,643,327	5,606,649	5,570,902	5,341,770	5,189,189
Premises and equipment, net	31,914	32,291	31,976	32,591	31,719
Operating lease right-of-use assets	29,216	29,364	27,882	28,633	26,170
Investment in bank-owned life insurance	104,475	103,736	103,003	102,293	101,782
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,503	3,711	3,919	4,130	4,342
Other assets	216,158	200,653	246,667	220,920	199,098
Total assets	$7,249,124	$7,202,847	$7,183,475	$7,011,760	$6,859,182
Liabilities:
Deposits:
Noninterest-bearing deposits	$648,929	$693,746	$773,261	$758,242	$829,763
Interest-bearing deposits	4,698,964	4,654,414	4,642,302	4,556,236	4,438,751
Total deposits	5,347,893	5,348,160	5,415,563	5,314,478	5,268,514
Federal Home Loan Bank advances	1,240,000	1,190,000	1,120,000	1,040,000	925,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	31,837	32,027	30,554	31,302	28,622
Other liabilities	139,793	137,293	163,273	144,138	149,382
Total liabilities	6,782,204	6,730,161	6,752,071	6,552,599	6,394,199
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,785	126,150	126,310	125,685	127,734
Retained earnings	503,175	501,917	498,521	496,996	495,231
Accumulated other comprehensive loss	(148,913)	(141,153)	(178,734)	(148,827)	(141,760)
Treasury stock, at cost	(15,212)	(15,313)	(15,778)	(15,778)	(17,307)
Total shareholders’ equity	466,920	472,686	431,404	459,161	464,983
Total liabilities and shareholders’ equity	$7,249,124	$7,202,847	$7,183,475	$7,011,760	$6,859,182

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Interest income:
Interest and fees on loans	$75,636	$74,236	$70,896	$65,449	$59,749
Interest on mortgage loans held for sale	255	255	332	241	152
Taxable interest on debt securities	7,096	7,191	7,271	7,403	7,194
Dividends on Federal Home Loan Bank stock	1,073	982	878	858	597
Other interest income	1,196	1,282	1,344	1,279	1,070
Total interest and dividend income	85,256	83,946	80,721	75,230	68,762
Interest expense:
Deposits	38,047	37,067	34,069	29,704	19,589
Federal Home Loan Bank advances	15,138	13,814	12,497	11,652	11,626
Junior subordinated debentures	406	411	404	374	354
Total interest expense	53,591	51,292	46,970	41,730	31,569
Net interest income	31,665	32,654	33,751	33,500	37,193
Provision for credit losses	700	1,200	500	700	800
Net interest income after provision for credit losses	30,965	31,454	33,251	32,800	36,393
Noninterest income:
Wealth management revenues	9,338	8,881	8,948	9,048	8,663
Mortgage banking revenues	2,506	1,554	2,108	1,753	1,245
Card interchange fees	1,145	1,254	1,267	1,268	1,132
Service charges on deposit accounts	685	688	674	667	777
Loan related derivative income	284	112	1,082	247	(51)
Income from bank-owned life insurance	739	734	710	879	1,165
Other income	2,466	83	437	463	352
Total noninterest income	17,163	13,306	15,226	14,325	13,283
Noninterest expense:
Salaries and employee benefits	21,775	18,464	21,622	20,588	21,784
Outsourced services	3,780	3,667	3,737	3,621	3,496
Net occupancy	2,561	2,396	2,387	2,416	2,437
Equipment	1,020	1,133	1,107	1,050	1,028
Legal, audit, and professional fees	706	959	1,058	978	896
FDIC deposit insurance costs	1,441	1,239	1,185	1,371	872
Advertising and promotion	548	938	789	427	408
Amortization of intangibles	208	208	211	212	212
Other expenses	2,324	3,583	2,294	2,353	2,431
Total noninterest expense	34,363	32,587	34,390	33,016	33,564
Income before income taxes	13,765	12,173	14,087	14,109	16,112
Income tax expense (benefit)	2,829	(774)	2,926	2,853	3,300
Net income	$10,936	$12,947	$11,161	$11,256	$12,812

Net income available to common shareholders	$10,924	$12,931	$11,140	$11,237	$12,783

Weighted average common shares outstanding:
Basic	17,033	17,029	17,019	17,011	17,074
Diluted	17,074	17,070	17,041	17,030	17,170
Earnings per common share:
Basic	$0.64	$0.76	$0.65	$0.66	$0.75
Diluted	$0.64	$0.76	$0.65	$0.66	$0.74

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.56

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Share and Equity Related Data:
Book value per share	$27.41	$27.75	$25.35	$26.98	$27.37
Tangible book value per share - Non-GAAP (1)	$23.45	$23.78	$21.36	$22.98	$23.36
Market value per share	$26.88	$32.38	$26.33	$26.81	$34.66
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,033	17,031	17,019	17,019	16,986

Capital Ratios (2):
Tier 1 risk-based capital	10.84%	10.86%	10.77%	11.09%	11.28%
Total risk-based capital	11.62%	11.58%	11.48%	11.81%	12.01%
Tier 1 leverage ratio	7.81%	7.80%	7.87%	8.05%	8.25%
Common equity tier 1	10.42%	10.44%	10.35%	10.66%	10.84%

Balance Sheet Ratios:
Equity to assets	6.44%	6.56%	6.01%	6.55%	6.78%
Tangible equity to tangible assets - Non-GAAP (1)	5.56%	5.68%	5.11%	5.63%	5.84%
Loans to deposits (3)	106.0%	105.2%	103.1%	100.9%	98.6%

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Performance Ratios (4):
Net interest margin (5)	1.84%	1.88%	1.97%	2.03%	2.33%
Return on average assets (net income divided by average assets)	0.61%	0.71%	0.62%	0.65%	0.77%
Return on average tangible assets - Non-GAAP (1)	0.61%	0.72%	0.63%	0.66%	0.78%
Return on average equity (net income available for common shareholders divided by average equity)	9.33%	11.77%	9.65%	9.67%	11.27%
Return on average tangible equity - Non-GAAP (1)	10.89%	13.93%	11.33%	11.32%	13.23%
Efficiency ratio (6)	70.4%	70.9%	70.2%	69.0%	66.5%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for March 31, 2024 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$9,089	$8,634	$8,683	$8,562	$8,429
Transaction-based revenues	249	247	265	486	234
Total wealth management revenues	$9,338	$8,881	$8,948	$9,048	$8,663

Assets Under Administration (AUA):
Balance at beginning of period	$6,588,406	$6,131,395	$6,350,260	$6,163,422	$5,961,990
Net investment appreciation (depreciation) & income	364,244	503,209	(154,269)	259,788	286,262
Net client asset outflows	(94,328)	(46,198)	(64,596)	(72,950)	(84,830)
Balance at end of period	$6,858,322	$6,588,406	$6,131,395	$6,350,260	$6,163,422

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,586	$1,133	$1,746	$827	$576
Changes in fair value, net (2)	324	(65)	(171)	382	86
Loan servicing fee income, net (3)	596	486	533	544	583
Total mortgage banking revenues	$2,506	$1,554	$2,108	$1,753	$1,245

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$24,474	$39,827	$161,603	$148,694	$109,768
Originations for sale to secondary market (5)	78,098	76,495	78,339	77,995	27,763
Total mortgage loan originations	$102,572	$116,322	$239,942	$226,689	$137,531

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$24,057	$28,290	$34,046	$28,727	$17,114
Sold with servicing rights released (5)	48,587	39,170	54,575	35,836	12,214
Total mortgage loans sold	$72,644	$67,460	$88,621	$64,563	$29,328
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Loans:
Commercial real estate (1)	$2,158,518	$2,106,359	$2,063,383	$1,940,030	$1,909,136
Commercial & industrial	613,376	605,072	611,565	611,472	609,720
Total commercial	2,771,894	2,711,431	2,674,948	2,551,502	2,518,856

Residential real estate (2)	2,585,524	2,604,478	2,611,100	2,510,125	2,403,255

Home equity	309,302	312,594	305,683	301,116	288,878
Other	18,512	19,203	19,384	18,370	16,980
Total consumer	327,814	331,797	325,067	319,486	305,858
Total loans	$5,685,232	$5,647,706	$5,611,115	$5,381,113	$5,227,969
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	March 31, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$832,389	39%	$815,975	39%
Massachusetts	681,803	32	645,736	31
Rhode Island	428,030	19	430,899	20
Subtotal	1,942,222	90	1,892,610	90
All other states	216,296	10	213,749	10
Total commercial real estate loans	$2,158,518	100%	$2,106,359	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,910,010	74%	$1,928,206	74%
Rhode Island	484,401	19	481,289	19
Connecticut	162,523	6	165,933	6
Subtotal	2,556,934	99	2,575,428	99
All other states	28,590	1	29,050	1
Total residential real estate loans	$2,585,524	100%	$2,604,478	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	March 31, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family	$574,284	27%	$546,694	26%
Retail	438,422	20	434,913	21
Industrial and warehouse	325,695	15	307,987	15
Office	284,675	13	284,199	13
Hospitality	225,608	10	235,015	11
Healthcare Facility	196,117	9	175,490	8
Mixed-use	52,853	2	49,079	2
Other	60,864	4	72,982	4
Total commercial real estate loans	$2,158,518	100%	$2,106,359	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$167,491	27%	$166,490	28%
Real estate rental and leasing	71,292	12	70,540	12
Transportation and warehousing	63,664	10	63,789	11
Manufacturing	53,348	9	54,905	9
Retail trade	44,166	7	43,746	7
Educational services	41,566	7	41,968	7
Finance and insurance	37,810	6	33,617	6
Information	22,645	4	22,674	4
Arts, entertainment, and recreation	21,935	4	22,249	4
Accommodation and food services	12,833	2	13,502	2
Professional, scientific, and technical services	8,640	1	7,998	1
Public administration	2,955	—	3,019	—
Other	65,031	11	60,575	9
Total commercial & industrial loans	$613,376	100%	$605,072	100%

			Weighted Average		Asset Quality
March 31, 2024	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Commercial Real Estate - Office by Class:
Class A	$113,025	$10,352	58%	1.73x	$106,692	$6,333	$—	$—
Class B	93,993	4,503	67%	1.44x	71,788	—	22,205	18,729
Class C	12,757	2,126	58%	1.37x	12,757	—	—	—
Medical Office	40,642	6,388	61%	1.44x	40,642	—	—	—
Lab Space	24,258	23,468	91%	1.24x	4,912	—	19,346	—
Total office (1)	$284,675	$6,656	66%	1.51x	$236,791	$6,333	$41,551	$18,729
(1)Approximately 66% of the total commercial real estate office balance of $285 million is secured by income producing properties located in suburban areas. Additionally, approximately 33% of the total commercial real estate office balance is expected to mature in two years.
(2)The balance of commercial real estate office consists of 47 loans.
(3)Does not include $28.2 million of unfunded commitments.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Deposits:
Noninterest-bearing demand deposits	$648,929	$693,746	$773,261	$758,242	$829,763
Interest-bearing demand deposits (in-market)	536,923	504,959	490,217	428,306	318,365
NOW accounts	735,617	767,036	745,778	791,887	828,700
Money market accounts	1,111,510	1,096,959	1,111,797	1,164,557	1,214,014
Savings accounts	484,678	497,223	514,526	521,185	544,604
Time deposits (in-market)	1,156,516	1,134,187	1,111,942	1,048,820	924,506
In-market deposits	4,674,173	4,694,110	4,747,521	4,712,997	4,659,952
Wholesale brokered demand deposits	—	—	—	—	1,233
Wholesale brokered time deposits	673,720	654,050	668,042	601,481	607,329
Wholesale brokered deposits	673,720	654,050	668,042	601,481	608,562
Total deposits	$5,347,893	$5,348,160	$5,415,563	$5,314,478	$5,268,514

	March 31, 2024		December 31, 2023
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,226,123	23%	$1,260,672	24%
Less: affiliate deposits (2)	89,872	2	92,645	2
Uninsured deposits, excluding affiliate deposits	1,136,251	21	1,168,027	22
Less: fully-collateralized preferred deposits (3)	170,849	3	204,327	4
Uninsured deposits, after exclusions	$965,402	18%	$963,700	18%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Mar 31, 2024	Dec 31, 2023
Contingent Liquidity:
Federal Home Loan Bank of Boston	$999,430	$1,086,607
Federal Reserve Bank of Boston	68,549	65,759
Noninterest-bearing cash	52,544	54,970
Unencumbered securities	669,452	680,857
Total	$1,789,975	$1,888,193

Percentage of total contingent liquidity to uninsured deposits	146.0%	149.8%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	185.4%	195.9%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Asset Quality Ratios:
Nonperforming assets to total assets	0.43%	0.63%	0.48%	0.16%	0.21%
Nonaccrual loans to total loans	0.54%	0.79%	0.60%	0.19%	0.27%
Total past due loans to total loans	0.18%	0.20%	0.17%	0.12%	0.15%
Allowance for credit losses on loans to nonaccrual loans	136.45%	92.02%	119.50%	378.04%	277.40%
Allowance for credit losses on loans to total loans	0.74%	0.73%	0.72%	0.73%	0.74%

Nonperforming Assets:
Commercial real estate	$18,729	$32,827	$22,609	$—	$1,601
Commercial & industrial	668	682	696	899	920
Total commercial	19,397	33,509	23,305	899	2,521
Residential real estate	9,722	9,626	9,446	8,542	10,470
Home equity	1,591	1,483	901	966	989
Other consumer	—	—	—	—	—
Total consumer	1,591	1,483	901	966	989
Total nonaccrual loans	30,710	44,618	33,652	10,407	13,980
Other real estate owned	683	683	683	683	683
Total nonperforming assets	$31,393	$45,301	$34,335	$11,090	$14,663

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$—	$1,188
Commercial & industrial	270	10	4	223	229
Total commercial	270	10	4	223	1,417
Residential real estate	6,858	8,116	7,785	4,384	5,730
Home equity	2,879	3,196	1,925	1,509	833
Other consumer	32	23	19	214	15
Total consumer	2,911	3,219	1,944	1,723	848
Total past due loans	$10,039	$11,345	$9,733	$6,330	$7,995

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$5,111	$6,877	$5,710	$3,672	$5,648

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Nonaccrual Loan Activity:
Balance at beginning of period	$44,618	$33,652	$10,407	$13,980	$12,846
Additions to nonaccrual status	431	12,018	25,088	600	2,570
Loans returned to accruing status	(13,764)	—	(197)	(1,329)	(110)
Loans charged-off	(70)	(420)	(44)	(52)	(61)
Loans transferred to other real estate owned	—	—	—	—	(683)
Payments, payoffs, and other changes	(505)	(632)	(1,602)	(2,792)	(582)
Balance at end of period	$30,710	$44,618	$33,652	$10,407	$13,980

Allowance for Credit Losses on Loans:
Balance at beginning of period	$41,057	$40,213	$39,343	$38,780	$38,027
Provision for credit losses on loans (1)	900	1,250	900	600	800
Charge-offs	(70)	(420)	(44)	(52)	(61)
Recoveries	18	14	14	15	14
Balance at end of period	$41,905	$41,057	$40,213	$39,343	$38,780

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,940	$1,990	$2,390	$2,290	$2,290
Provision for credit losses on unfunded commitments (1)	(200)	(50)	(400)	100	—
Balance at end of period (2)	$1,740	$1,940	$1,990	$2,390	$2,290
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$373	$—	$—	$—
Commercial & industrial	(1)	10	4	5	6
Total commercial	(1)	383	4	5	6
Residential real estate	—	(3)	—	—	—
Home equity	(1)	—	(7)	(2)	(1)
Other consumer	54	26	33	34	42
Total consumer	53	26	26	32	41
Total	$52	$406	$30	$37	$47

Net charge-offs to average loans - annualized	—%	0.03%	—%	—%	—%

The following table presents average balance and interest rate information. Tax-exempt income is converted to an FTE basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	March 31, 2024			December 31, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold, and short-term investments	$78,992	$1,196	6.09%	$89,719	$1,282	5.67%	($10,727)	($86)	0.42%
Mortgage loans held for sale	15,452	255	6.64	14,620	255	6.92	832	—	(0.28)
Taxable debt securities	1,146,454	7,096	2.49	1,163,042	7,191	2.45	(16,588)	(95)	0.04
FHLB stock	53,858	1,073	8.01	50,662	982	7.69	3,196	91	0.32
Commercial real estate	2,140,887	34,220	6.43	2,087,447	33,260	6.32	53,440	960	0.11
Commercial & industrial	610,747	9,892	6.51	606,822	9,903	6.47	3,925	(11)	0.04
Total commercial	2,751,634	44,112	6.45	2,694,269	43,163	6.36	57,365	949	0.09
Residential real estate	2,592,769	26,531	4.12	2,606,432	26,303	4.00	(13,663)	228	0.12
Home equity	310,231	5,004	6.49	307,601	4,774	6.16	2,630	230	0.33
Other	19,112	212	4.46	19,275	238	4.90	(163)	(26)	(0.44)
Total consumer	329,343	5,216	6.37	326,876	5,012	6.08	2,467	204	0.29
Total loans	5,673,746	75,859	5.38	5,627,577	74,478	5.25	46,169	1,381	0.13
Total interest-earning assets	6,968,502	85,479	4.93	6,945,620	84,188	4.81	22,882	1,291	0.12
Noninterest-earning assets	263,333			245,955			17,378
Total assets	$7,231,835			$7,191,575			$40,260
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$506,239	$5,706	4.53%	$506,365	$5,733	4.49%	($126)	($27)	0.04%
NOW accounts	720,918	375	0.21	721,820	417	0.23	(902)	(42)	(0.02)
Money market accounts	1,107,591	10,417	3.78	1,139,403	10,339	3.60	(31,812)	78	0.18
Savings accounts	490,268	752	0.62	501,027	622	0.49	(10,759)	130	0.13
Time deposits (in-market)	1,149,442	11,720	4.10	1,127,236	11,192	3.94	22,206	528	0.16
Interest-bearing in-market deposits	3,974,458	28,970	2.93	3,995,851	28,303	2.81	(21,393)	667	0.12
Wholesale brokered time deposits	699,605	9,077	5.22	669,342	8,764	5.19	30,263	313	0.03
Total interest-bearing deposits	4,674,063	38,047	3.27	4,665,193	37,067	3.15	8,870	980	0.12
FHLB advances	1,239,945	15,138	4.91	1,148,533	13,814	4.77	91,412	1,324	0.14
Junior subordinated debentures	22,681	406	7.20	22,681	411	7.19	—	(5)	0.01
Total interest-bearing liabilities	5,936,689	53,591	3.63	5,836,407	51,292	3.49	100,282	2,299	0.14
Noninterest-bearing demand deposits	664,656			734,966			(70,310)
Other liabilities	159,394			184,143			(24,749)
Shareholders' equity	471,096			436,059			35,037
Total liabilities and shareholders' equity	$7,231,835			$7,191,575			$40,260
Net interest income (FTE)		$31,888			$32,896			($1,008)
Interest rate spread			1.30%			1.32%			(0.02%)
Net interest margin			1.84%			1.88%			(0.04%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Mar 31, 2024	Dec 31, 2023	Change
Commercial loans	$223	$242	($19)
Total	$223	$242	($19)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Tangible Book Value per Share:
Total shareholders' equity, as reported	$466,920	$472,686	$431,404	$459,161	$464,983
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,503	3,711	3,919	4,130	4,342
Total tangible shareholders' equity	$399,508	$405,066	$363,576	$391,122	$396,732

Shares outstanding, as reported	17,033	17,031	17,019	17,019	16,986

Book value per share - GAAP	$27.41	$27.75	$25.35	$26.98	$27.37
Tangible book value per share - Non-GAAP	$23.45	$23.78	$21.36	$22.98	$23.36

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$399,508	$405,066	$363,576	$391,122	$396,732

Total assets, as reported	$7,249,124	$7,202,847	$7,183,475	$7,011,760	$6,859,182
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,503	3,711	3,919	4,130	4,342
Total tangible assets	$7,181,712	$7,135,227	$7,115,647	$6,943,721	$6,790,931

Equity to assets - GAAP	6.44%	6.56%	6.01%	6.55%	6.78%
Tangible equity to tangible assets - Non-GAAP	5.56%	5.68%	5.11%	5.63%	5.84%

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Return on Average Tangible Assets:
Net income, as reported	$10,936	$12,947	$11,161	$11,256	$12,812

Total average assets, as reported	$7,231,835	$7,191,575	$7,115,157	$6,939,238	$6,743,996
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,604	3,812	4,021	4,233	4,445
Total average tangible assets	$7,164,322	$7,123,854	$7,047,227	$6,871,096	$6,675,642

Return on average assets - GAAP	0.61%	0.71%	0.62%	0.65%	0.77%
Return on average tangible assets - Non-GAAP	0.61%	0.72%	0.63%	0.66%	0.78%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$10,924	$12,931	$11,140	$11,237	$12,783

Total average equity, as reported	$471,096	$436,059	$458,015	$466,227	$460,106
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,604	3,812	4,021	4,233	4,445
Total average tangible equity	$403,583	$368,338	$390,085	$398,085	$391,752

Return on average equity - GAAP	9.33%	11.77%	9.65%	9.67%	11.27%
Return on average tangible equity - Non-GAAP	10.89%	13.93%	11.33%	11.32%	13.23%